As filed with the Securities and Exchange Commission on August 7, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Computer Task Group, Incorporated

(Exact name of registrant as specified in its charter)

New York	16-0912632
(State or other jurisdiction of incorporation or organization)	(I.R.S.Employer Identification No.)

800 Delaware Avenue, Buffalo, New York 14209

(Address of Principal Executive Offices, Including Zip Code)

Computer Task Group, Incorporated 2010 Equity Award Plan

(Full Title of the Plan)

Copy to:

Peter P. Radetich, Esq.	John J. Zak, Esq.
Computer Task Group, Incorporated	Hodgson Russ LLP
800 Delaware Avenue	The Guaranty Building
Buffalo, New York 14209	140 Pearl Street, Suite 100
(716) 882-8000	Buffalo, New York 14202
(Name, address and telephone number of agent for service)	(716) 856-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.01	400,000	$14.18	$5,672,000.00	$730.56

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Computer Task Group, Incorporated 2010 Equity Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and based upon the average of the reported high and low prices for the shares on NASDAQ composite reporting system on August 5, 2014.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 400,000 shares issuable pursuant to the Computer Task Group, Incorporated 2010 Equity Award Plan, as amended. The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on June 11, 2010 (File No. 333-167462) (the “Preceding Registration”) are incorporated in this Registration Statement by reference. Pursuant to General Instruction E to Form S-8, in addition to incorporating the contents of the Preceding Registration, including periodic reports that the Registrant filed after the Preceding Registration for purposes of maintaining current information about the Registrant, this Registration Statement includes required opinions and consents, the signature page, and any information required in this Registration Statement that is not in the Preceding Registration.

Part II

Information Required in the Registration Statement

ITEM 5.	Interests of Named Experts and Counsel

Certain legal matters with respect to the Common Stock being offered hereby have been passed upon by Peter P. Radetich, Senior Vice President, Secretary and General Counsel to the Registrant. As of August 7, 2014, Mr. Radetich beneficially owned Common Stock of the Registrant in an amount equal to less than one percent of the issued and outstanding shares.

ITEM 8.	Exhibits

4.	(a) Restated Certificate of Incorporation of the Registrant, incorporated by reference to exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 10, 2008.

(b) Restated By-laws of the Registrant, incorporated by reference to exhibit 3(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 7, 2007.

(c) Specimen Stock Certificate, incorporated by reference to exhibit 4(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 7, 2007.

(d) Computer Task Group, Incorporated 2010 Equity Award Plan, incorporated by reference to Appendix B to the Registrant’s definitive proxy statement, dated April 2, 2010, for its annual meeting of shareholders held on May 12, 2010, as filed with the SEC on March 31, 2010.

(e) First Amendment to Computer Task Group, Incorporated 2010 Equity Award Plan, incorporated by reference to Appendix A to the Registrant’s definitive proxy statement, dated April 2, 2014, for its annual meeting of shareholders held on May 7, 2014, as filed with the SEC on April 1, 2014.

5.	Opinion of Peter P. Radetich, Senior Vice President, Secretary and General Counsel for Registrant as to the legality of securities being registered – filed herewith.

23.	(a) Consent of Peter P. Radetich, Senior Vice President, Secretary and General Counsel – contained in Exhibit 5, filed herewith.

(b) Consent of KPMG LLP – filed herewith.

24.	Power of Attorney – Included in the signature page for this Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on August 5, 2014.

COMPUTER TASK GROUP, INCORPORATED

BY:	/s/ James R. Boldt
James R. Boldt
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints PETER P. RADETICH and BRENDAN M. HARRINGTON, and each of them severally, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or each of them or their or his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

(a) Principal Executive Officer

Chairman, Chief Executive
/s/ James R. Boldt	Officer and Director	August 5, 2014
James R. Boldt

(b) Principal Financial and Accounting Officer

Senior Vice President and
/s/ Brendan M. Harrington	Chief Financial Officer	August 5, 2014
Brendan M. Harrington

(c) Directors

/s/ James R. Boldt		August 5, 2014
James R. Boldt

/s/ Thomas E. Baker		August 5, 2014
Thomas E. Baker

/s/ Randall L. Clark		August 5, 2014
Randall L. Clark

/s/ David H. Klein		August 5, 2014
David H. Klein

/s/ William D. McGuire		August 5, 2014
William D. McGuire

/s/ Daniel J. Sullivan		August 5, 2014
Daniel J. Sullivan

EXHIBIT INDEX

Exhibit No.	Description	Reference

4(a)	Restated Certificate of Incorporation of the Registrant	(1)

4(b)	Restated By-laws of the Registrant	(2)

4(c)	Specimen Common Stock Certificate	(3)

4(d)	Computer Task Group, Incorporated 2010 Equity Award Plan	(4)

4(e)	First Amendment to Computer Task Group, Incorporated 2010 Equity Award Plan	(5)

5	Opinion of Peter P. Radetich, Senior Vice President, Secretary and General Counsel to Registrant as to legality of securities being registered

23(a)	Consent of Peter P. Radetich, Senior Vice President, Secretary and General Counsel (included in Exhibit No. 5)

23(b)	Consent of KPMG LLP

(1)	Filed as exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 10, 2008, and incorporated herein by reference.
(2)	Filed as exhibit 3(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 7, 2007, and incorporated herein by reference.
(3)	Filed as exhibit 4(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 7, 2007, and incorporated herein by reference.
(4)	Filed as Appendix B to the Registrant’s definitive Proxy Statement dated April 2, 2010 in connection with the Registrant’s annual meeting of shareholders held on May 12, 2010, filed with the SEC on March 31, 2010, and incorporated herein by reference.
(5)	Filed as Appendix A to the Registrant’s definitive Proxy Statement dated April 2, 2014 in connection with the Registrant’s annual meeting of shareholders held on May 7, 2014, filed with the SEC on April 1, 2014, and incorporated herein by reference.